STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT dated June 23, 1998 between Celgene Corporation, a Delaware corporation ("Celgene"), and Biovail Laboratories Incorporated, a Barbados corporation incorporated under the International Business Companies Act, 1991-24 ("BLI").

          WHEREAS, contemporaneously with the execution and delivery of this Agreement, Celgene and BLI are entering into a Distribution Agreement (the "Distribution Agreement") pursuant to which BLI shall act as Celgene's exclusive distributor in Canada of d-methylphenidate; and

          WHEREAS, in order to promote an identity of interest between Celgene and BLI, Celgene wishes to issue and sell, and BLI wishes to purchase and acquire shares of Celgene's common stock, par value $.01 per share ("Celgene Common Stock") on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                             ARTICLE I

                         SALE AND PURCHASE

     Section 1.1 Sale and Purchase of Shares. On the terms and subject to conditions of this Agreement, at the Closing (as hereinafter defined), Celgene shall issue and sell to BLI, and BLI shall purchase and acquire from Celgene, for a total purchase price of US$2.5 million (the "Purchase Price") a number of shares of Celgene Common Stock (the "Shares") equal to the quotient derived by dividing (i) US$2.5 million by (ii) the greater of (A) the closing price per share for Celgene Common Stock, as reported in the Wall Street Journal, on the fifth trading day prior to the Closing Date or (B) the product of (x) the average closing price per share for Celgene Common Stock, as reported in the Wall Street Journal, for the twenty trading days ending on the fifth trading day prior to the Closing, multiplied by (y) 125%. The Purchase Price shall be payable by wire transfer of immediately available funds to an account designated by Celgene.

     Section 1.2 Closing. The closing (the "Closing") shall take place at the offices of Proskauer Rose LLP at 1585 Broadway, New York, New York, at 10:00 a.m., New York City time, on the first business day after the day on which all of the conditions set forth in Article V hereof are satisfied or waived or on such other date and at such other time and place as Celgene and BLI shall agree (the "Closing Date"). At the Closing, the parties shall deliver the documents and take the other actions as are provided for in Article VI hereof.

     Section 1.3 Termination. This Agreement may be terminated at any time prior to the Closing: (i) by mutual written agreement of Celgene and BLI; (ii) by Celgene, if any condition specified in Section 5.1 or 5.3 shall not have been satisfied or waived in writing by Celgene on or before July 3, 1998; or (iii) by BLI, if any condition specified in Section 5.2 or 5.3 shall not have been satisfied or waived in writing by BLI on or July 3, 1998. Upon such termination, no party shall have any liability or obligation arising out of this Agreement, except for (x) any liability or obligation resulting from the willful breach of this Agreement prior to termination, and (y) any liability or obligation under Section 4.1 or Section 4.7 hereof (it being understood that the parties' obligations under each of such Sections shall survive the termination of this Agreement).


                             ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF BLI

     As an inducement for Celgene to enter into this Agreement and the Distribution Agreement, BLI represents and warrants to, and covenants with, Celgene as follows:

     Section 2.1    Existence and Power

          (a) BLI is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into and perform its obligations under this Agreement and the Distribution Agreement.

          (b) BLI has the full corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties. BLI is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it requires qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect upon the business, properties, financial condition or results of operations of BLI, or upon BLI's right or ability to perform its obligations under this Agreement and the Distribution Agreement (a "BLI Material Adverse Effect").

     Section 2.2 Authorization. The execution, delivery and performance by BLI of its obligations under this Agreement and the Distribution Agreement have been duly authorized by all necessary corporate action of BLI, and this Agreement and the Distribution Agreement constitute the valid and binding obligations of BLI enforceable against it in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     Section 2.3 Subsidiaries. Except for the entities listed on Schedule 2.3 hereto (the "Subsidiaries"), BLI does not own any equity interest in any other entity. Except as set forth on
Schedule 2.3 hereto, BLI owns, directly or through one or more wholly-owned Subsidiaries, all the outstanding shares of capital stock or other equity interest in each of the Subsidiaries.

     Section 2.4 No Conflicts, Violations or Defaults. The execution, delivery and performance of this Agreement and the Distribution Agreement by BLI will not: (a) violate or conflict with the [certificate of incorporation or bylaws] of BLI or any of the Subsidiaries; (b) conflict with, result in the breach, termination or acceleration of, or constitute a default under, any lease, mortgage, trust, indenture, deed, note, license or governmental approval, agreement, commitment or other instrument to which BLI or any of the Subsidiaries is a party or by which BLI or any of the Subsidiaries or any of their respective properties are bounds where such conflict, breach, termination, acceleration or default would have a BLI Material Adverse Effect; or (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to BLI or any of the Subsidiaries.

     Section 2.5 Financial Statements; Absence of Certain Changes. The financial statements of Biovail Corporation International ("BCI"), the beneficial and record holder of all the issued and outstanding capital stock of BLI, delivered to Celgene as of and for the period ended December 31, 1997 fairly present the financial condition and results of operations of BCI and the Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis. Since December 31, 1997 there has been no material adverse change in the business, financial condition or results of operations of the BCI and the Subsidiaries, taken as a whole.

     Section 2.6 Compliance with Law. BLI and each of the Subsidiaries is in compliance in all material respects with all applicable laws, regulations and material governmental permits, licenses, franchises and other authorizations.

     Section 2.7    Defaults.  Neither BLI nor any of the
Subsidiaries is in default in any material respect of any obligation under any material agreement to which BLI or any Subsidiary is a party.

     Section 2.8 Litigation. There is no judicial or administrative action, proceeding or investigation pending or, to the best knowledge of BLI and the Subsidiaries, threatened that questions the validity of this Agreement or the Distribution Agreement or any action taken or to be taken by BLI in connection with this Agreement or the Distribution Agreement. There is no litigation, proceeding or governmental investigation pending or, to the best knowledge of BLI and the Subsidiaries, threatened, or any order, injunction or decree outstanding, against BLI or any of the Subsidiaries that is reasonably likely to have, individually or in the aggregate, a BLI Material Adverse Effect. To the best knowledge of BLI and the Subsidiaries, no person has asserted, and no person has a valid basis upon which to assert, any claims against BLI or the Subsidiaries that is reasonably likely to have, individually or in the aggregate, a BLI Material Adverse Effect.

     Section 2.9 Permits and Licenses. Each of BLI and the Subsidiaries has all permits, licenses, franchises and other authorizations necessary for the conduct of its business as currently conducted and where the failure to have such permits, licenses, franchises or other authorizations would have a BLI Material Adverse Effect. All such permits, licenses, franchises and authorizations are valid and in full force and effect.

     Section 2.10 Consents, Authorizations, etc. Except for those listed on Schedule 2.11 hereto, no consent, authorization, approval, waiver or the like is required for BLI to execute, deliver or perform its obligations under this Agreement or the Distribution Agreement.

     Section 2.11 Investment Intent. BLI understands that the offer and sale of the Shares by Celgene to BLI pursuant hereto is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) thereunder, BLI will be purchasing the Shares for investment purposes only and not with a view to the resale or distribution of the Shares, in whole or in part.

     Section 2.12 Financial Ability. BLI has the funds on hand, or available credit, to pay the Purchase Price and to perform its other obligations under this Agreement and the Distribution Agreement.


                          ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF CELGENE

          As an inducement for BLI to enter into this Agreement and the Distribution Agreement, Celgene represents and warrants to, and covenants with, BLI as follows:

     Section 3.1    Existence and Power.

          (a) Celgene is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into and perform its obligations under this Agreement and the Distribution Agreement.

          (b) Celgene is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it requires qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect upon the business, properties, financial condition or results of operations of Celgene or upon Celgene's right or ability to perform its obligations under this Agreement and the Distribution Agreement (a "Celgene Material Adverse Effect").

     Section 3.2 Authorization. The execution, delivery and performance by Celgene of its obligations under this Agreement and the Distribution Agreement have been duly authorized by all necessary corporate action of Celgene, and this Agreement and the Distribution Agreement constitute the valid and binding obligations of Celgene enforceable against it in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     Section 3.3    Charter Documents.  The copy of the
certificate of incorporation and bylaws of Celgene that have been delivered to BLI are complete and correct.

     Section 3.4 No Conflicts, Violations or Defaults. The execution, delivery and performance of this Agreement and the Distribution Agreement by Celgene will not: (a) violate or conflict with the certificate of incorporation or bylaws of Celgene; (b) conflict with, result in the breach, termination or acceleration of, or constitute a default under, any lease, mortgage, trust, indenture, deed, note, license or governmental approval, agreement, commitment or other instrument to which Celgene is a party or by which Celgene or its properties are bound where such conflict, breach, termination, acceleration or default would have a Celgene Material Adverse Effect; or (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Celgene.

     Section 3.5    Capitalization.

          (a) Celgene's authorized capital stock consists of 20,000,000 shares of Common Stock, of which 16,054,338 shares were issued and outstanding as of March 31, 1998, and 5,000,000 shares of Preferred Stock, $.01 par value per share, none of which shares were issued and outstanding as of March 31, 1998.

          (b) As of March 31, 1998 there were outstanding options to acquire an aggregate 2,607,713 shares of Common Stock.

     Section 3.6 Financial Statements. The audited consolidated balance sheets and statements of stockholders' equity of Celgene and its subsidiary as of December 31, 1997 and 1996 and the statements of operations and cash flows for 1995, 1996, and 1997 present fairly in all material respects the consolidated financial condition and results of operations of Celgene for the periods stated in accordance with GAAP applied on a consistent basis.

     Section 3.7    Compliance with Law.  Celgene is in
compliance in all material respects with all applicable laws, regulations and material governmental permits, licenses, franchises and other authorizations.

     Section 3.8 Defaults. Celgene is not in default in any material respect of any obligation under any material agreement to which it is a party.

     Section 3.9 Litigation. There is no judicial or administrative action, proceeding or investigation pending or, to the best knowledge of Celgene, threatened that questions the validity of this Agreement or the Distribution Agreement or any action taken or to be taken by Celgene in connection with this Agreement or the Distribution Agreement. There is no litigation, proceeding or governmental investigation pending or, to the best knowledge of Celgene, threatened, or any order, injunction or decree outstanding, against Celgene that is reasonably likely to have, individually or in the aggregate, a Celgene Material Adverse Effect. To the best knowledge of Celgene, no person has asserted, and no person has a valid basis upon which to assert, any claims against Celgene that is reasonably likely to have, individually or in the aggregate, a Celgene Material Adverse Effect.

     Section 3.10 Permits and Licenses. Celgene has all permits, licenses, franchises and other authorizations necessary for the conduct of its business as currently conducted and where the failure to have such permits, licenses, franchises or other authorizations would have a Celgene Material Adverse Effect. All such permits, licenses, franchises and authorizations are valid and in full force and effect.

     Section 3.11 Consents, Authorizations, etc. Except for those listed on Schedule 3.11 hereto, no consent, authorization, approval, waiver or the like is required for Celgene to execute, deliver or perform its obligations under this Agreement or the Distribution Agreement.


                             ARTICLE IV

                         CERTAIN COVENANTS

     Section 4.1 Access to Information; Confidentiality. Prior to the Closing, each party hereto may make such additional investigation of the business and properties of the other party hereto and its subsidiaries as each party may wish, and, upon reasonable notice, either party shall give the other party and its counsel, accountants and other representatives reasonable access, during normal business hours throughout the period prior to the Closing, to the property, books, commitments, agreements, records, files and personnel of it and its subsidiaries and each party hereto shall furnish the other party hereto during that period copies of documents and information concerning it and its subsidiaries as the other party hereto may reasonably request, subject to applicable law. Each party hereto shall, and shall cause its counsel, accountants and other agents and representatives to, keep all information and documents confidential and protect the confidentiality of any document furnished by either party; provided, however, that information already generally known in the public domain shall not be considered confidential.

     Section 4.2 Governmental Filings. As promptly as practicable after the execution of this Agreement, each party shall, in cooperation with the others, make or cause to be made the required filing or filings in connection with the transactions contemplated by this Agreement and, as promptly as practicable from time to time thereafter, each party shall make or cause to be made all such further filings and submissions, and take or cause to be taken such further action, as may reasonably be required in connection therewith.

     Section 4.3 Other Pre-Closing Action. Each party shall use reasonable efforts to cause the fulfillment at or prior to the Closing of all the conditions to its obligations to consummate the sale and purchase of the Common Shares under this Agreement.

     Section 4.4 Expenses. Each of Celgene and BLI shall bear its own expenses in connection with this Agreement and all obligations to be performed by it or them under this Agreement.

     Section 4.5 Publicity. Without otherwise limiting any party's rights under this Agreement or otherwise, before the Closing (or, if earlier, the termination of this Agreement), Celgene and BLI shall consult with and obtain the consent of the other before issuing any press release or making any similar public disclosure concerning this Agreement or the transactions referred to in this Agreement or its Exhibits, unless, in the reasonable judgment of the party issuing the release or making the disclosure, the release or disclosure is required as a matter of law (in which case it or they shall consult as set forth above before issuing the release or making the disclosure).

     Section 4.6 Transfer Taxes. BLI shall pay all sales, stock transfer and other similar taxes and fees in respect of the sale of the Common Shares under this Agreement.

     Section 4.7 Further Assurances. From time to time after the Closing, each of Celgene and BLI shall take such action and execute and deliver such documents as the other may reasonably request to carry out the transactions contemplated by this Agreement.

     Section 4.8 Market Stand-Off. BLI shall not dispose of the Shares (i) in any manner prior to the first anniversary of the Closing Date or (ii) after the first anniversary of the Closing Date, other than in compliance with Rule 144 promulgated under the Securities Act. Prior to any disposition of Shares by BLI, BLI shall offer the Shares it desires to dispose of (the "Offered Shares") to Celgene at a price per share equal to the average mean of the daily high and low trading prices for Celgene Common Stock, as reported in the Wall Street Journal, for the twenty trading days ending on the date such offer is made to Celgene. Celgene may choose to (i) purchase any or all of the Offered Shares or (ii) designate a third party to purchase any or all of the Offered Shares, in each case at such price by notice given to BLI within five days after the offer is made to Celgene. In the event that Celgene designates a third party to purchase the Offered Shares, BLI shall be obligated to sell the Offered Shares to such third party. Any Offered Shares which Celgene declines to purchase, either directly or through a designated third party, may be disposed of by BLI in accordance with the terms hereof. BLI shall notify Celgene of any shares so disposed of by it as soon as practicable after the disposition thereof.

                           ARTICLE V

                     CONDITIONS TO CLOSING

     Section 5.1 Conditions to Obligation of Celgene. The obligations of Celgene to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions
(any or all of which may be waived by Celgene):

               (a) the representations, warranties and covenants of BLI pursuant to Article II hereof shall be true and correct in all material respects at and as of the time of the Closing with the same effect as though made again at and as of that time, and BLI shall have furnished Celgene with a certificate to such effect (dated the date of the Closing) executed by a senior executive officer of BLI;

               (b) the obligations and covenants required by this Agreement to be performed or complied with by BLI prior to or at the Closing shall have been performed and complied with by it in all material respects, and BLI shall have furnished Celgene with a certificate to such effect (dated the date of this Closing) executed by a senior executive officer of BLI;

               (c) BLI and the Subsidiaries taken as a whole shall have suffered no material adverse change in their business, properties, financial condition or results of operations;

               (d)  all consents and approvals listed on schedule
2.11 shall have been obtained and remain in full force and effect; and

               (e)  the Purchase Price shall have been paid.

     Section 5.2    Conditions to Obligations of BLI.  The
obligation of BLI to consummate the purchase under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by BLI):

               (a)  the representations and warranties of
Celgene to BLI shall be true and correct in all material respects at and as of the time of the Closing with the same effect as though made again at and as of that time, and Celgene shall have furnished BLI with a certificate to such effect (dated the date of the Closing) executed by a senior executive officer of Celgene; and

               (b) the obligations and covenants required by this Agreement to be performed or complied with by Celgene prior to or at the Closing shall have been performed and complied with by Celgene, and Celgene shall have furnished BLI with a certificate to such effect (dated the date of the Closing) executed by a senior executive officer of Celgene; and

               (c) Celgene shall have delivered to BLI share certificates representing the Shares.

     Section 5.3 Conditions to Obligations of Each Party. The obligations of each party to consummate the purchase and sale under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which (other than (a)) may be waived by all the parties):

               (a) all applicable filings with, and notices to any U.S. or Canadian governmental authority shall have been made and any and all applicable waiting periods shall have lapsed, expired or been terminated; and

               (b) there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against the consummation of the sale and purchase of the Common Shares under this Agreement.


                          ARTICLE VI

            DOCUMENTS TO BE DELIVERED AT THE CLOSING

     Section 6.1    Documents to be Delivered by BLI.  At the
Closing, BLI shall deliver, or cause to be delivered, to Celgene the following:

               (a)  the Purchase Price;

               (b) a duly certified copy of the resolutions of the Board of Directors of BLI authorizing the execution, delivery and performance by BLI of its obligations under this Agreement, and a certificate of the Secretary of BLI, dated the date of the Closing, that such resolutions were duly adopted and are in full force and effect;

               (c)  the certificate referred to in Sections
5.1(a) and (b) hereof; and

               (d)  any other document that Celgene may
reasonably request.

     Section 6.2    Documents to be Delivered by Celgene.  At the
Closing, Celgene shall deliver, or cause to be delivered, to BLI the following:

               (a) a copy of the resolutions of the Board of Directors of Celgene authorizing the execution, delivery and performance by Celgene of its obligations under this Agreement, and a certificate of its secretary or assistant secretary, dated the date of the Closing, that such resolutions were duly adopted and are in full force and effect;

               (b)  the certificate referred to in Sections
5.2(a) and (b); and

               (c)  stock certificates representing the Shares.


                           ARTICLE VII

               INDEMNIFICATION AND RELATED MATTERS

     Section 7.1 Indemnification. Subject to the provisions of this Article VII, BLI shall indemnify and hold Celgene harmless from and against all losses, liabilities, damages and expenses (including reasonable attorney's fees) ("Losses") resulting from a breach by BLI of the representations and warranties of BLI set forth in this Agreement, and (b) Celgene shall indemnify and hold BLI harmless from and against all Losses resulting from a breach by Celgene of the representations and warranties of Celgene set forth in this Agreement.

     Section 7.2 General Limitations of Liability and Related Matters. Except as specifically set forth in this Agreement, no party to this Agreement has made, or shall have liability for, any representation, warranty or agreement, express or implied, in connection with the transactions contemplated by this Agreement.

     Section 7.3 Time and Manner of Certain Claims. The representations and warranties referred to in Article II and
Article III hereof shall survive the Closing; provided, however, that a party hereto shall have no liability to the other under this Agreement for breach of warranty or misrepresentation unless a claim therefor is asserted in a written notice delivered prior to the first anniversary of the Closing.

     Section 7.4 Defense of Claims by Third Parties. If any third party claim is made against a party that, if sustained, would give rise to a liability of another party under this Agreement for breach of warranty or misrepresentation, the party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other party and shall afford the other party and its counsel, at the other party's sole expense, the opportunity to defend or settle the claim. The failure to provide the notice referred to above shall not relieve the indemnifying party of liability under this Agreement, except to the extent the indemnifying party has actually been prejudiced by such failure. If any claim is compromised or settled without the consent of the indemnifying party (such consent not to be unreasonably withheld or delayed), no liability shall be imposed upon the indemnifying party by reason of the claim.


                            ARTICLE VIII

                           MISCELLANEOUS

     Section 8.1 Finders. Each party represents and warrants to the others that it has not employed or utilized the services of any broker or finder in connection with this Agreement or the transactions contemplated by this Agreement.

     Section 8.2    Governing Law.  This Agreement shall be
construed in accordance with and governed by the laws of the State of New York without regard to the choice of law principles thereof.

     Section 8.3 Headings. The Article and Section headings of this Agreement and titles given to schedules to this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     Section 8.4 Definition. As used in this Agreement, (a) the term "to the best knowledge" or any similar term means to the best actual knowledge of the senior executive officers of such party, after due inquiry, and (b) the term "trading day" means any day on which securities trade on the Nasdaq Stock Market.

     Section 8.5 Notices. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery;
(b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given under this Section 8.5):

          If to Celgene:

          Celgene Corporation
          7 Powder Horn Drive
          Warren, New Jersey 07059
          Attention:  Mr. John Jackson
          Fax:  (732) 805-3931

           with a copy to:

          Proskauer Rose LLP
          1585 Broadway
          New York, New York 10036
          Attention:  Robert Cantone
          Fax:  212-969-2900

          If to BLI:

          Biovail Laboratories Incorporated
          Chelston Park
          Building 2, Collymore Rock
          St. Michael BH 1
          Barbados, West Indies

          Attention:     Mr. Eugene Melnyk, President and Chief
                         Executive Officer
          Facsimile No.:  (246) 437-7085

          with a copy to BLI's counsel at:

          Biovail Corporation International
          2488 Dunwin Drive
          Mississauga, Ontario L5L 1J9

          Attention:  Kenneth C. Cancellara, Q.C.
          Facsimile No.:  (416) 285-6499

All such notices and communications shall be deemed received upon
(a) actual receipt by the addressee, (b) actual delivery to the appropriate address or (c) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

     Section 8.6 Waiver. Any party may waive compliance by any other party with any provision of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing and signed by the waiving party.

     Section 8.7 Assignments; Binding Effect. Except as otherwise provided herein, neither the rights nor the obligations hereunder of any party hereto may be assigned without the prior written consent of the other party hereto. Celgene may assign its rights and obligations hereunder to any subsidiary or successor to its business. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees.

     Section 8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     Section 8.9 Dispute Resolution, Choice of Forum. Any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, shall be promptly presented to the Chief Executive Officer of Celgene and the President of BLI for resolution and if they or their designees cannot promptly resolve such disputes, then either party shall have the right to bring an action to resolve such dispute before a court of competent jurisdiction. The Parties hereby submit to the jurisdiction of the federal or state courts located within the State of New York for the conduct of any suit, action or proceeding arising out of or relating to this Agreement.

     Section 8.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes any previous agreements and understandings among the parties with respect thereto, and may not be changed or terminated orally.


     IN WITNESS WHEREOF, the Agreement has been executed as of the date first above written.



                         CELGENE CORPORATION


                         By:/s/ John Jackson
                            John Jackson
                            Chairman and Chief Executive Officer


                         BIOVAIL LABORATORIES INCORPORATED


                         By:/s/ Eugene Melnyk
                            Eugene Melnyk
                            President and Chief Executive Officer